                                                                  EXHIBIT 10.15
--------------------------------------------------------------------------------












                                     NASHUA


                            MANAGEMENT INCENTIVE PLAN

                                  PLAN DOCUMENT


















                                                                   FEBRUARY 1998

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT


PURPOSE

The purpose of Nashua Corporation's Management Incentive Plan ("Plan") is:

1. To link senior management cash compensation to the financial performance of the organization.

2.    To motivate and reinforce the following behaviors among senior managers:

      -     Effective goal-setting tied to key strategic priorities,
      -     Accountability for goal achievement.

3. To provide a means for making awards that qualify for the performance-based compensation exception described at Section 162(m) of the Internal Revenue Code (the "Code").


PLAN OPERATION

The Management Incentive Plan provides cash incentive payments based upon achievement of corporate and/or divisional financial performance goals and achievement of personal goals by Plan Participants, as described below.

1.    Salary Administration

      For positions covered by the Management Incentive Plan, salary levels are established such that, when combined with target incentive opportunities (expressed as a percent of base salary), target total cash compensation is both competitive with comparable companies and equitable within the internal organization.

      The following definitions apply:

      BASE SALARY                       The annualized regular cash
                                        compensation of a Participant, excluding incentive payments, company contributions to employee benefit plans, relocation, or other compensation not designated as salary. The base salary is the basis for regular paychecks.

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT

      TARGET INCENTIVE                  That amount (described as a
                                        percentage of a Participant's base
                                        salary) that will be paid as an
                                        incentive if the target financial
                                        performance goals and personal goals are fully (100%) achieved.

      TARGET TOTAL CASH COMPENSATION    The assigned compensation level for each
                                        Participant, based on market data and
                                        internal equity considerations.
                                        Comprised of base salary and target
                                        incentive amount.

      Target Incentive opportunities range from 10% to 50% of base salary for Participants depending, in part, upon the management level and unit size of the participants.


2.    Weighting of Goals

      Depending on the Participant's position, individual incentive payments will be based upon the following weighting:

      -----------------------------------------------------------------------------------------

                                Corporate Financial    Division Financial   Strategic/ Personal
      Position                      Performance            Performance             Goals
      --------                  -------------------    ------------------   -------------------

      CEO                               100%                   NA                  NA

      Executive Staff*                   80%                   NA                  20%

      Corporate Staff**               60-80%                   NA               20-40%

      Division General Mgmt              NA                   100%                 NA

      Division Management                NA                 60-80%              20-40%

     ------------------------------------------------------------------------------------------

      * Direct reports to the CEO, except for Division General Managers. ** Other corporate officers and key function heads.

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



3.   Financial Performance Goals

     Prior to the beginning of the Plan Year, financial performance goals are developed by Senior Management and reviewed by the Compensation and Leadership Committee of the Board of Directors. Financial performance may be defined using any of the standard financial metrics (e.g., Sales, Income, Cash Flow), and will be determined each year. Two levels of financial performance are defined each year, as follows:

     TARGET The budgeted financial goal which represents a realistically attainable level of corporate or divisional financial performance for the year.

     THRESHOLD        A level of achievement against the budgeted financial
                      goal, set below target and representing the minimum level of performance which is required in order to pay the financial-based portion of an employee's incentive.


4.   Plan Funding

     The budgeted incentive pool equals the sum of the Target Incentives of all eligible Participants company-wide. The pool is funded each year depending upon the financial and personal goal performance of the Plan participants, and upon the threshold levels set for that year.


5.   Personal Goals

     Each Plan participant is assigned a limited number (i.e., 2 - 3) of objective pre-established Personal Goals which are typically based upon the strategic plans for the business. These personal goals are compensable under the Plan.

     As with financial performance goals, a threshold level of personal goal achievement is established each year, below which no payout for each personal objective will be made. For example, if the threshold for a manager's personal objective achievement is 80%, the manager will receive no payout related to that goal if she achieves only 50% of that objective.

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



6.   Distributions to Participants

     The component of incentive payment tied to financial goals is paid out in direct relationship to the financial performance if the business unit achieves its threshold. Payout for above-target financial performance is not capped.

     The personal goals payout component is paid in relation to the proportion of personal goal achievement if the Participant's actual results for the plan year meet the personal goal threshold. The payout for the personal goals component of the incentive is capped at 100%.

     Incentive payout examples:

     --------------------------------------------------------------------------
     DIVISION MANAGEMENT INCENTIVE PAYMENT:

                           --------------------------
                           Target Incentive = $20,000
                           --------------------------

     Financial Goal Component 60%         Strategic/Personal Goal Component 40%
                  ------------------------------------------
                  |                                         |
        ---------------------                     --------------------
        20,000 x 60% = 12,000                     20,000 x 40% = 8,000
        ---------------------                     --------------------

     Division financial results                 Strategic/Personal Goal
        were 105% of Target                       Archievement was 95%

        ----------------------                     --------------------
        12,000 x 105% = 12,600                     8,000 x 95% = 7,,600
        ----------------------                     --------------------
                  |                                         |
                  ------------------------------------------
                                        |
                           ---------------------------
                             Total Incentive Payout
                           $12,000 + $7,600 = $20,000
                           ---------------------------
     --------------------------------------------------------------------------


     --------------------------------------------------------------------------
     CORPORATE STAFF INCENTIVE PAYMENT:

                           --------------------------
                           Target Incentive = $20,000
                           --------------------------

     Financial Goal Component 80%         Strategic/Personal Goal Component 20%
                  ------------------------------------------------
                  |               This example assumes            |
        ---------------------      corporate financial  --------------------
        20,000 x 80% = 16,000     performance is below  20,000 x 20% = 4,000
        ---------------------      threshold, but the   --------------------
                                    manager archieves
     Division financial results     above-threshold     Strategic/Personal Goal
        were 87% of Target           personal goal       Archievement was 90%
                                      performance.
     ----------------------------                         -------------------
     No payout for this component                         4,000 x 90% = 3,600
     ----------------------------                         -------------------
                  |                                               |
                  -------------------------------------------------
                                        |
                           ---------------------------
                             Total Incentive Payout
                              $0 + $3,600 = $3,600
                           ---------------------------
     --------------------------------------------------------------------------

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



7.    Timing

      Payments from the Plan will be made as soon as practicable after the end of the Plan Year, but no later than April 1 of the following year. Incentive payments are made in a single lump-sum payment and are subject to applicable withholding and other taxes as prescribed by local law.


PARTICIPATION

Plan Participants are senior managers and other key employees whose responsibilities and accomplishments can be directly tied to significant short-term business goals.

In order to be eligible for an incentive payment, a participant must have been employed in a Plan-eligible position(s) for at least six consecutive months of the Plan Year. For a participant who serves in a Plan-eligible position(s) for less than a full year, the incentive payment may be pro-rated based on the number of months, including partial months, the individual was a participant during the Plan Year.

In all cases, the Incentive Compensation Committee (the CEO, the Chief Financial Officer, and the Vice President of Human Resources) reserves the authority to exercise its discretion in determining incentive payments. However, the following guidelines have been provided as a starting point for making decisions regarding incentive eligibility in cases of new hires, employment terminations, periods of disability or leave, and transfers into, out of, and between Plan-eligible positions during the Plan Year.


1. New Hires and Transfers into Eligible Positions when Employee Serves at Least Six Consecutive Months in the Position

      A non-participant hired, transferred, promoted, or re-assigned into an eligible position during the Plan Year will be considered for an Incentive Payment on a pro-rated basis, provided that the employee is employed for at least six consecutive months of the Plan Year.


2. New Hires into Eligible Positions when Employee Serves Less Than Six Consecutive Months in the Position

      When offers are made to candidates for Plan-eligible positions, and the employee will serve in the position for less than six consecutive months in the current Plan Year, the offer may include a guaranteed cash compensation

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



      amount in addition to the base salary, to compensate for the missed opportunity in the first (partial) year. This amount should be no more than the target incentive for which the employee would have been eligible in that year, pro-rated by the number of months employed; and is to be paid at the same time incentives are paid in the following year. The employee will be integrated into the Plan in the full Plan Year following his/her hire date.


3.    Transfers into Ineligible Positions

      An employee transferred from an eligible position into a non-eligible position may be considered for a pro-rated incentive payment, provided that the employee has served at least six months in an eligible position(s) during the Plan Year. Any incentive payment will be based on the base salary while the employee was a Plan participant.

      In these cases, an adjustment to base salary may be required in order to achieve the appropriate salary level for the new (non-Plan) position. (For example, the base salary may be increased to reach a reasonable market-based pay rate if there is no longer the possibility of an incentive payment.) When the adjustment required is a positive one, it may be made retroactively in cases where the transfer occurs before the employee reaches the six-month minimum service required for an incentive payment.


4.    Transfers from One Plan-Eligible Position to Another

      In the event that a participant transfers from one incentive eligible position to another before the completion of the Plan Year, an assessment will be made to determine the relative impact of goal achievement in each position on the final incentive payment. Typically, the participant will be paid a pro-rated share of the incentive payment amount for each position. However, the Incentive Compensation Committee has discretion to determine otherwise if the duration of service in either of the Plan-eligible positions is considered too short a period in which to achieve results against the stated goals. In either event, the participant's incentive payment will reflect the full twelve months of participation.

      In the case of a current Participant moving from one Target Incentive level to another, an adjustment to base salary may be required in order to achieve the appropriate Target Total Cash Compensation level.

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



5.    Terminations

      All Incentive Payments under the Plan will be forfeited for participants whose employment is terminated for any reason other than normal or early retirement under the provisions of the Company's retirement plan, death or disability during the Plan Year, unless determined otherwise by the Incentive Compensation Committee.

      If a Plan participant is employed on the last day of the Plan Year, but terminates employment prior to the date of the incentive payment, the Incentive Compensation Committee shall retain discretion over whether a payment is made to that participant.


6.    Disability, Leaves of Absence, and Sabbaticals

      Even if an employee meets the requirement of six or more consecutive months in a Plan-eligible position, the employee must have rendered services for a minimum of three consecutive months in any Plan Year when attendance is interrupted by a period of disability, a leave of absence, or a sabbatical in order for any incentive to be paid (including that amount based on corporate and division/geography results).

      If the employee meets the requirement of three consecutive months of rendering services, the incentive payment would typically be pro-rated based on the number of months in the Plan Year that the employee was present and fully performing the job. Assessment of performance against personal goals will be based on the amount of time the employee was actually rendering services.


7.    Pro-rating

      For a participant who serves in a Plan-eligible position(s) for less than a full year, the pro rata share of the incentive payment shall equal the number of months, including partial months, the individual was rendering services in a Plan-eligible position during the Plan Year divided by twelve, times the Incentive Payment amount (based on results achieved).


EFFECT ON TAXES

Payments made under this Plan will be included in total wages in the year paid, and are thus considered taxable income in that year.

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT



EFFECT ON BENEFITS

Regular Management Incentive Plan payments are included in covered wages for purposes of the 401(k) and pension plans.

TERMS AND CONDITIONS

1. The Plan shall be approved by the Board of Directors and administered by the Incentive Compensation Committee (the "Committee"). The Committee shall have authority, consistent with the Plan, to establish Plan periods during which awards may be established and earned under the Plan, to determine the size and terms of the awards to be made to each Plan Participant, to determine the time when awards will be made, to prescribe the form of payment for awards under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all parties concerned.

      The terms of an award, once fixed, shall preclude future Committee discretion with respect to the amount or timing of payments of the award, except that (i) no payment of an award shall be made unless and until the Committee certifies in writing that the performance goals specified in the award have been satisfied; (ii) the Committee may retain the discretion to reduce payments; (iii) the Committee may permit the deferral of payments that have been earned under an award provided such deferral is consistent with Section 162 of the Code and (iv) the Committee may retain such other discretion as is consistent with the qualification of the award under
      Section 162(m).

2. Corporate Performance results are determined at the end of the fiscal year when audited data is available. Adjustments may be made in order to minimize the potential distortion of performance measurements resulting from major unplanned/uncontrollable events, such as a major unbudgeted acquisition, non-operating gains or losses or extraordinary operating items, or other events or conditions during the year affecting financial performance, so long as such adjustments are made without the involvement of the CEO, and are in conformity with Section 162(m) of the Internal Revenue Code. Such adjustments may be made when it is judged that the Corporation would have been unable to anticipate said event(s) during the corporate goal setting process.

3. The Management Incentive Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment

MANAGEMENT INCENTIVE PLAN                                         PLAN DOCUMENT


      by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the Plan for one year, to be a Participant in any other year. Neither the Plan nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to this section and this sentence, overriding the same; nor shall this Plan or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

4. The provisions of the Plan and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

5. The Plan may be amended or terminated at any time, and shall continue in effect until so terminated; provided however that no amendment or termination of the Plan shall adversely affect any right of any Plan Participant with respect to any incentive payment theretofore made without such Plan Participant's written consent.

6. The Plan shall be effective with respect to the Plan Year beginning January 1, 1998.

7. This Plan and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the State of New Hampshire.